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                                                                   EXHIBIT 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Pfizer Inc.:

We consent to the use of our audit reports dated February 24, 1994 on the consolidated financial statements and schedules of Pfizer Inc. and subsidiary companies as of December 31, 1993, 1992, and 1991, and for each of the years then ended, incorporated herein by reference.




                                                  KPMG Peat Marwick LLP


/s/ KPMG Peat Marwick LLP

New York, New York

October 5, 1994